Exhibit 99.1

The First Bancorp Third Quarter EPS Up 14.8% Over 2011

DAMARISCOTTA, ME, October 17 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended September 30, 2012. Net income was $3.2 million, up $217,000 or 7.2% from the same period in 2011, and earnings per common share on a fully diluted basis of $0.31 were up $0.04 or 14.8% from the same period in 2011. The Company also announced unaudited results for the nine months ended September 30, 2012. Net income was $9.5 million, up $118,000 or 1.3% from the same period in 2011, and earnings per common share on a fully diluted basis of $0.91 were up $0.06 or 7.1% from the same period in 2011.
"These are the second-best quarterly earnings we have posted in the past three years," observed Daniel R. Daigneault, the Company's President & Chief Executive Officer. "Net income for the third quarter is at the upper end of the $2.9 million to $3.3 million range we have seen over the past ten quarters. Our asset quality remains steady, with non-performing assets at 2.04% of total assets as of September 30, 2012, also at the lower end of the 1.87% to 2.32% range we have seen over the past ten quarters. We still see weaknesses in the economy, however, with continued low interest rates leading to margin compression and, therefore, lower net interest income.
"Net interest income on a tax-equivalent basis for the third quarter was $466,000 or 4.3% lower than the same period in 2011," President Daigneault noted, "and down $220,000 or 2.1% from the previous quarter. Like most banks in the country, we are seeing continued margin compression in this unprecedented low interest rate environment. Interest income on a tax-equivalent basis has declined $2.7 million in the first nine months of 2012 compared to the first nine months of 2011, while interest expense has declined only $1.5 million for the same periods. This is the result of the Federal Open Market Committee's interest rate policies, with QE2 bringing down middle- and longer-term rates while short-term rates have remained near zero.
"The year-over-year decline in quarterly net interest income was offset by increased non-interest income which was up $412,000 or 19.8% compared to the third quarter of 2011. This was attributable to strong mortgage origination income resulting from high levels of mortgage refinancing. We also saw an increase in investment management and fiduciary income. Non-interest expense was $339,000 or 4.9% lower than in the same period in 2011, with stable employee costs and lower costs for other real estate owned.
"In the most recent New England Economic Snapshot, published by the Federal Reserve Bank of Boston, it was reported that New England's unemployment rate increased 0.3% in July, ending the month at 7.1% after reaching a post-recession low of 6.8% in May and June," President Daigneault noted. "Unemployment rates rose over the month in all New England states with the exception of Rhode Island. Unemployment in Maine, at 6.8%, is lower than the New England and national averages and even with a year ago.
 "This consistent trend in unemployment matches the consistent range in credit quality noted above that we have seen over the past ten quarters," President Daigneault said. "Net loan chargeoffs for the nine months ended September 30, 2012, were $4.6 million or 0.70% of average loans on an annualized basis. This was up $1.0 million from net chargeoffs of $3.6 million or 0.54% of average loans for the first nine months of 2011, and is down from 0.81% of average loans as of June 30, 2012. We provisioned $6.3 million for loan losses in the first nine months of 2012, up $700,000 from the provision in the first nine months of 2011. The allowance for loan losses increased $1.7 million between December 31, 2011 and September 30, 2012, and is 1.69% of loans outstanding compared to 1.50% at year end and 1.76% a year ago. Total past-due loans were 2.27% of total loans as of September 30, 2012, well below 3.07% of total loans as of December 31, 2011, and slightly above 2.20% of total loans as of September 30, 2011."
"Total assets have increased $50.4 million or 3.7% year to date and are virtually unchanged from the end of the previous quarter," observed the Company's Chief Financial Officer, F. Stephen Ward. "Year-to-date, the loan portfolio has increased $4.9 million or 0.6% while the investment portfolio has increased $44.3 million or 10.4%. On the funding side, low-cost deposits are up $43.2 million or 13.8% year to date, but more importantly, they are running $23.3 million or 7.0% above the same time a year ago. We continue to see an inflow of low-cost deposits as well as a move from CDs to checking and savings accounts due to the low interest rate environment.
"We remain very well capitalized," Mr. Ward said, "with a leverage capital ratio for the Bank of 8.33%, and tier one and tier two risk-based capital ratios of 14.50% and 15.76% as of September 30, 2012. These are all well above the FDIC's well-capitalized requirements. As noted in previous quarters, strong capital ratios and strong earnings enable us to maintain the dividend at $0.195 per share per quarter or $0.78 per share per year. We paid out 64.3% of earnings in the third quarter compared to 68.8% for the same period in 2011, and our dividend yield was 4.44% at September 30, 2012, based on the closing price of $17.55 per share.
"The First Bancorp's stock closed the quarter at $17.55 per share, up 14.18% or $2.18 per share for the first nine months of 2012," Mr. Ward observed. "When the $0.78 per share annual dividend is added, our total return with dividends reinvested was 18.42%. For the same period, the Russell 2000 and Nasdaq Bank Indices (which we are included in), had annualized total returns with dividends reinvested of 14.23% and 18.57%, respectively. The broad market, as measured by the S&P 500 index, had an annualized total return with dividends reinvested of 16.45%.
"Our core operating ratios were also consistent with the quarterly results posted over the past ten quarters," said Mr. Ward, "Our return on average assets was 0.90% for the quarter while our return on average tangible common equity was 10.25% in the third quarter. Our efficiency ratio is a critical component in our overall performance, and at 50.73% for the third quarter, compares well to our ten-quarter range of 45.86% to 53.06%."
"In July we announced plans to purchase a branch at 63 Union Street in Rockland, Maine, as well as a full-service bank building at 145 Exchange Street in Bangor, Maine," President Daigneault said. "Regulatory approval has been received for both branches and we expect both transactions to close next week on October 26. The 63 Union Street branch in Rockland will reopen under our name on Monday, October 29, with its customers becoming customers of The First, N.A. It will also enhance our ability to serve our existing Rockland customers from a second location. In Bangor we expect to open a full-service branch in the first quarter of 2013 and see this as an excellent opportunity for us to enter this expanding Northern Maine market.
"I continue to be pleased with the consistent results we are posting," President Daigneault concluded. "The national and local economies are relatively stable, and while not showing signs of significant improvement, they have not worsened in the past several quarters. Our results compare favorably to our UBPR peer group, and what is most important to many of our shareholders, we continue to maintain our generous cash dividend."
The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from three offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	9/30/2012	12/31/2011	9/30/2011
Assets
Cash and due from banks	$14,904	$14,115	$16,563
Interest-bearing deposits in other banks	681	-	100
Securities available for sale	299,900	286,202	326,782
Securities to be held to maturity	154,256	122,661	129,699
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	14,448	15,443	15,443
Loans held for sale	-	-	230
Loans	869,871	864,988	868,573
Less allowance for loan losses	14,739	13,000	15,319
Net loans	855,132	851,988	853,254
Accrued interest receivable	5,425	4,835	5,018
Premises and equipment	18,376	18,842	18,872
Other real estate owned	5,471	4,094	6,310
Goodwill	27,684	27,684	27,684
Other assets	27,039	27,003	27,083
Total assets	$1,423,316	$1,372,867	$1,427,038
Liabilities
Demand deposits	$89,500	$75,750	$88,472
NOW deposits	136,472	122,775	130,522
Money market deposits	74,805	79,015	77,736
Savings deposits	130,354	114,617	114,079
Certificates of deposit	210,963	216,836	231,351
Certificates $100,000 to $250,000	247,095	309,841	336,147
Certificates $250,000 and over	55,358	22,499	26,587
Total deposits	944,547	941,333	1,004,894
Borrowed funds	304,749	265,663	255,616
Other liabilities	17,383	15,013	15,990
Total Liabilities	1,266,679	1,222,009	1,276,500
Shareholders' equity
Preferred stock	12,377	12,303	12,278
Common stock	98	98	98
Additional paid-in capital	46,205	45,829	45,706
Retained earnings	88,541	85,314	84,360
Net unrealized gain on securities available-for-sale	9,488	7,401	8,155
Net unrealized loss on postretirement benefit costs	(72)	(87)	(59)
Total shareholders' equity	156,637	150,858	150,538
Total liabilities & shareholders' equity	$1,423,316	$1,372,867	$1,427,038
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,853,396	9,812,180	9,800,507
Book value per common share	$14.64	$14.12	$14.11
Tangible book value per common share	$11.83	$11.30	$11.28

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the nine months ended		For the quarters ended
In thousands of dollars, except per share data	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Interest income
Interest and fees on loans	$28,006	$30,088	$9,247	$9,960
Interest on deposits with other banks	3	11	2	7
Interest and dividends on investments	11,122	12,047	3,643	3,931
Total interest income	39,131	42,146	12,892	13,898
Interest expense
Interest on deposits	6,370	7,478	2,073	2,397
Interest on borrowed funds	3,367	3,715	1,149	1,273
Total interest expense	9,737	11,193	3,222	3,670
Net interest income	29,394	30,953	9,670	10,228
Provision for loan losses	6,300	5,600	1,400	1,500
Net interest income after provision for loan losses	23,094	25,353	8,270	8,728
Non-interest income
Investment management and fiduciary income	1,230	1,140	386	358
Service charges on deposit accounts	1,995	2,032	644	681
Net securities gains	1,967	237	-	8
Mortgage origination and servicing income	854	845	550	193
Other operating income	2,510	2,337	912	840
Total non-interest income	8,556	6,591	2,492	2,080
Non-interest expense
Salaries and employee benefits	9,485	9,255	3,283	3,250
Occupancy expense	1,247	1,194	428	367
Furniture and equipment expense	1,650	1,665	527	554
FDIC insurance premiums	909	1,104	303	298
Amortization of identified intangibles	212	212	71	71
Other operating expense	6,000	6,239	1,983	2,394
Total non-interest expense	19,503	19,669	6,595	6,934
Income before income taxes	12,147	12,275	4,167	3,874
Applicable income taxes	2,688	2,934	944	868
Net Income	$9,459	$9,341	$3,223	$3,006
Basic earnings per share	$0.91	$0.85	$0.31	$0.27
Diluted earnings per share	$0.91	$0.85	$0.31	$0.27
Other comprehensive income, net of tax
Net unrealized gain on securities available for sale	2,087	10,212	1,962	5,957
Unrecognized postretirement benefit transition obligation	15	14	5	4
Other comprehensive income	2,102	10,226	1,967	5,961
Comprehensive income	$11,561	$19,567	$5,190	$8,967

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the nine months ended		For the quarters ended
except for per share amounts	9/30/2012	9/30/2011	9/30/2012	9/30/2011

Summary of Operations
Interest Income	$39,131	$42,146	$12,892	$13,898
Interest Expense	9,737	11,193	3,222	3,670
Net Interest Income	29,394	30,953	9,670	10,228
Provision for Loan Losses	6,300	5,600	1,400	1,500
Non-Interest Income	8,556	6,591	2,492	2,080
Non-Interest Expense	19,503	19,669	6,595	6,934
Net Income	9,459	9,341	3,223	3,006
Per Common Share Data
Basic Earnings per Share	$0.91	$0.85	$0.31	$0.27
Diluted Earnings per Share	0.91	0.85	0.31	0.27
Cash Dividends Declared	0.585	0.585	0.195	0.195
Book Value per Common Share	14.64	14.11	14.64	14.11
Tangible Book Value per Common Share	11.83	11.28	11.83	11.28
Market Value	17.55	12.59	17.55	12.59
Financial Ratios
Return on Average Equity (a)	8.86%	9.66%	8.90%	9.15%
Return on Average Tangible Common Equity (a)	10.36%	10.94%	10.39%	10.25%
Return on Average Assets (a)	0.89%	0.87%	0.90%	0.83%
Average Equity to Average Assets	10.90%	10.67%	11.02%	10.46%
Average Tangible Equity to Average Assets	8.95%	8.74%	9.07%	8.53%
Net Interest Margin Tax-Equivalent (a)	3.16%	3.29%	3.12%	3.24%
Dividend Payout Ratio	64.29%	68.82%	62.90%	72.22%
Allowance for Loan Losses/Total Loans	1.69%	1.76%	1.69%	1.76%
Non-Performing Loans to Total Loans	2.71%	2.42%	2.71%	2.42%
Non-Performing Assets to Total Assets	2.04%	1.91%	2.04%	1.91%
Efficiency Ratio	50.74%	49.89%	50.73%	53.12%
At Period End
Total Assets	$1,423,316	$1,427,038	$1,423,316	$1,427,038
Total Loans	869,871	868,573	869,871	868,573
Total Investment Securities	468,604	471,924	468,604	471,924
Total Deposits	944,547	1,004,894	944,547	1,004,894
Total Shareholders' Equity	156,637	150,538	156,637	150,538
(a) Annualized using a 366-day basis in 2012 and 365-day basis in 2011

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management uses these "non-GAAP" measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2012 and 2011.
	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Net interest income as presented	$29,394	$30,953	$9,670	$10,228
Effect of tax-exempt income	2,318	1,978	792	706
Net interest income, tax equivalent	$31,712	$32,931	$10,462	$10,934

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:
	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Non-interest expense, as presented	$19,503	$19,669	$6,595	$6,934
Net securities losses	-	-	-	-
Adjusted non-interest expense	19,503	19,669	6,595	6,934
Net interest income, as presented	29,394	30,953	9,670	10,228
Effect of tax-exempt income	2,318	1,978	792	706
Non-interest income, as presented	8,556	6,591	2,492	2,080
Effect of non-interest tax-exempt income	137	140	46	47
Net securities gains	(1,967)	(237)	-	(8)
Adjusted net interest income plus non-interest income	$38,438	$39,425	$13,000	$13,053
Non-GAAP efficiency ratio	50.74%	49.89%	50.73%	53.12%
GAAP efficiency ratio	51.39%	52.39%	54.23%	56.34%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Average shareholders' equity as presented	$154,955	$152,513	$156,474	$149,916
Less preferred stock	(12,329)	(22,990)	(12,353)	(19,591)
Less intangible assets	(27,684)	(27,684)	(27,684)	(27,684)
Tangible average shareholders' equity	$114,942	$101,839	$116,437	$102,641

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.